UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, Mr. Tracy Welch (“Welch”) was appointed to serve as the Chief Financial Officer of Solar3D, Inc. (the “Company”).

Mr. Welch, age 59, served as the Controller of Maverik, a $2.4 billion Utah retail company with 270 locations. From 2011 until 2013, Welch served as the Chief Financial Officer of Ambre Energy North America, a $400 million energy and mining firm, where he oversaw all financial reporting, investment and public offering activities. From 2010 until 2011, Mr. Welch served as the Treasurer of Verso Paper, a Tennessee paper manufacturer, where Mr. Welch oversaw financing and risk management activities. From 2009 until 2010,  Mr. Welch served as the Treasurer of Hawkeye Energy, an Iowa ethanol company and from 2007 until 2008 served as the Chief Financial Officer of Global Ethanol, a $400 million Minnesota ethanol company.  From 2002 until 2007, Mr. Welch served as Treasurer, Senior Vice-President, and Chief Financial Officer of Schwan’s Global Food Service, a $3.5 billion global frozen food manufacturer and distributor, where Mr. Welch oversaw the creation of the company’s treasury department, facilitated and structured company M&A activities, and oversaw risk management activities for the company including establishment of a companywide Enterprise Risk Management program.  Mr. Welch received his Bachelor of Science in accounting from Utah State University and his Master’s in Business Administration from the University of Utah. Mr. Welch was also previously a Certified Public Accountant in the State of Ohio.

Mr. Welch will receive a base salary of $195,000 per annum, with a potential bonus payment of $40,000. Also, Mr. Welch will receive an initial restricted stock grant of 3,000,000 shares, pursuant to the terms of a Restricted Stock Grant Agreement (the "RSGA") entered into with Welch. All shares issuable under the RSGA are performance shares and none have yet vested nor been issued.  The RSGA provides for the issuance of up to 3,000,000 shares of the Company's common stock to Welch in stages as certain milestones are achieved by the Company, as follows:

•
1,000,000 Restricted Shares: The Company’s aggregate net income from operations, for the trailing 4 quarters, as reported in the Company’s quarterly or annual financial statements, equals or exceeds $2,000,000; and

•
1,000,000 Restricted Shares: The Company’s aggregate net income from operations, for the trailing 4 quarters, as reported in the Company’s quarterly or annual financial statements, equals or exceeds $3,000,000; and

•
1,000,000 Restricted Shares: The Company’s aggregate net income from operations, for the trailing 4 quarters, as reported in the Company’s quarterly or annual financial statements, equals or exceeds $4,000,000.

The foregoing description of the RSGA does not purport to be complete and is qualified in its entirety by reference to the complete text of each of such document.

Item 9.01  Financial Statements and Exhibits.

 (d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description

99.1	Solar3D, Inc. Press Release dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: February 10, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer